Ernst & Young LLP             Suite 3400                   Phone:  515 243 2727
                              801 Grand Avenue
                              Des Moines, Iowa 50309-2764



                          Consent of Independent Auditors



The Board of Directors and Participants
EquiTrust Variable Insurance Series Fund
(formerly FBL Variable Insurance Series Fund)

We consent to the references to our firm under the captions "Financial Highlights" and "General Information - Independent Auditors" in the Prospectus for EquiTrust Variable Insurance Series Fund in Part A and "Other Information - Independent Auditors" in Part B and to the incorporation by reference of our report dated January 27, 1998 on the financial statements of FBL Variable Insurance Series Fund, in this Post-Effective Amendment No. 15 to Form N1-A Registration Statement under the Securities Act of 1933 (No. 33-12791) and in this Amendment No. 16 to the Registration Statement under the Investment Company Act of 1940 (No. 811-5069)


                                             /s/ Ernst & Young LLP

Des Moines, Iowa
April 28, 1998